Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Tuesday, February 19, 2019

Retail Opportunity Investments Corp. Reports 2018 Results
San Diego, CA, February 19, 2019 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the twelve and three months ended December 31, 2018.
YEAR 2018 HIGHLIGHTS
•$42.7mm of net income attributable to common stockholders ($0.38 per diluted share)
•$142.1mm in Funds From Operations(1) ($1.14 per diluted share)
•97.7% portfolio lease rate at year-end 2018 (5th consecutive year above 97%)
•1.5 million square feet of leases executed (new and renewed)
•21.7% increase in same-space cash rents on new leases (9.1% increase on renewals)
•2.5% increase in same-center cash net operating income (2018 vs. 2017)
•$43.6 million of shopping center acquisitions
•$28.0 million of property dispositions
•$25.4 million of common equity raised through ATM program
•89.5% of total debt effectively fixed-rate at year-end
•94.7% of portfolio’s gross leasable area unencumbered at year-end
•4.0% increase in total cash dividends paid (2018 vs. 2017)
4TH QUARTER 2018 HIGHLIGHTS
•$10.5mm of net income attributable to common stockholders ($0.09 per diluted share)
•$36.5 million in Funds From Operations(1) ($0.29 per diluted share)
•2.5% increase in same-center cash net operating income (4Q’18 vs. 4Q’17)
•26.8% increase in same-space cash rents on new leases (12.0% increase on renewals)
•$0.1950 quarterly cash dividend paid in 4Q’18
•$0.1970 quarterly cash dividend declared in 1Q’19
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(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.
Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “During 2018, we again achieved strong, record-setting results with property operations. We leased a record 1.5 million square feet during the year, more than double the amount of space originally scheduled to expire. For the fifth consecutive year we achieved a portfolio lease rate above 97%, ending 2018 at a new record high year-end rate of 97.7%. Additionally, for the seventh consecutive year, we achieved same-center NOI growth, along with again achieving strong, double-digit growth in our releasing spreads, specifically a 21.7% increase on new leases.” Tanz also commented, “During 2018, we embarked on several key initiatives aimed at enhancing the long-term intrinsic value and competitive strength of the company’s portfolio, most notably focusing on disposing non-core properties and identifying densification opportunities. Additionally, in terms of balance sheet initiatives, during 2018 we raised equity, reduced secured debt and enhanced our debt maturity schedule.”
FINANCIAL SUMMARY
For the twelve months ended December 31, 2018, GAAP net income attributable to common stockholders was $42.7 million, or $0.38 per diluted share, as compared to GAAP net income of $38.5 million, or $0.35 per diluted share for the twelve months ended December 31, 2017. For the three months ended December 31, 2018, GAAP net income attributable to common stockholders was $10.5 million, or $0.09 per diluted share, as compared to GAAP net income of $10.8 million, or $0.10 per diluted share for the three months ended December 31, 2017.
FFO for the full year 2018 was $142.1 million, or $1.14 per diluted share, as compared to $138.9 million in FFO, or $1.14 per diluted share, for the full year 2017. FFO for the fourth quarter of 2018 was $36.5 million, or $0.29 per diluted share, as compared to $37.0 million in FFO, or $0.30 per diluted share for the fourth quarter of 2017. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.
At December 31, 2018, ROIC had a total market capitalization of approximately $3.5 billion, including approximately $1.5 billion of principal debt outstanding and an equity market capitalization of approximately $2.0 billion. ROIC’s principal debt outstanding was comprised of $86.7 million of mortgage debt and approximately $1.4 billion of unsecured debt, including $156.0 million outstanding on its unsecured revolving credit facility at December 31, 2018. During 2018, ROIC retired two mortgage loans, totaling $18.9 million. Additionally, during the fourth quarter ROIC entered into additional interest rate swap agreements regarding its $300 million floating-rate unsecured term loan. Taking into account the new swap agreements, together with the existing agreements, the interest rate on the term loan is fixed through it’s maturity in 2022 at a blended annual rate of 3.1%. For the fourth quarter of 2018, ROIC’s interest coverage was 3.4 times and 94.7% of its portfolio was unencumbered (based on gross leasable area) at year-end 2018. Additionally, at December 31, 2018, 89.5% of ROIC’s total debt was effectively fixed-rate with a remaining weighted average maturity of 6.7 years. ROIC currently has no scheduled debt maturities in 2019 or 2020.
ACQUISITION & DISPOSITION SUMMARY
During 2018, ROIC completed a total of $43.6 million of acquisitions, including two grocery-anchored shopping centers totaling $34.6 million, one freestanding pad for $4.0 million at an existing ROIC grocery-anchored shopping center, and one redevelopment site for $5.0 million adjacent to an existing ROIC grocery-anchored shopping center. Additionally, during 2018 ROIC sold one property for $28.0 million.
2019 DISPOSITION ACTIVITY
In February 2019, ROIC sold Vancouver Market Center for $17.0 million. Additionally, ROIC currently has a contract to sell a property for approximately $13.5 million.
PROPERTY OPERATIONS SUMMARY
At December 31, 2018, ROIC’s portfolio was 97.7% leased. For the full year 2018, same-center net operating income (NOI) was $172.5 million, as compared to $168.3 million in same-center NOI for the full year 2017, representing a 2.5% increase. For the fourth quarter of 2018, same-center NOI was $47.4 million, as compared to $46.2 million in same-center NOI for the fourth quarter of 2017, representing a 2.5% increase. ROIC reports same-center NOI on a cash basis. A reconciliation of GAAP operating income to same-center NOI is provided at the end of this press release.

For the full year 2018, ROIC executed 406 leases, totaling approximately 1.5 million square feet, including 156 new leases, totaling approximately 440,939 square feet, achieving a 21.7% increase in same-space comparative base rent, and 250 renewed leases, totaling approximately 1.1 million square feet, achieving a 9.1% increase in base rent. During the fourth quarter of 2018, ROIC executed 109 leases, totaling 402,008 square feet, including 40 new leases, totaling 117,649 square feet, achieving a 26.8% increase in same-space comparative base rent, and 69 renewed leases, totaling 284,359 square feet, achieving a 12.0% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
CAPITAL MARKETS SUMMARY
During 2018, ROIC issued approximately 1.3 million shares of common stock through its ATM program, raising approximately $25.4 million in net proceeds. During the fourth quarter of 2018, ROIC did not issue any shares of common stock.
CASH DIVIDEND
On December 28, 2018, ROIC distributed a $0.1950 per share cash dividend. For the year 2018, ROIC distributed cash dividends totaling $0.78 per share, representing a 4.0% increase over dividends paid during 2017. On February 19, 2019, ROIC’s board of directors declared a cash dividend of $0.1970 per share, payable on March 28, 2019 to stockholders of record on March 14, 2019.
2019 FFO GUIDANCE
ROIC currently estimates that FFO for the full year 2019 to be within the range of $1.11 to $1.15 per diluted share, and net income to be within the range of $0.40 to $0.44 per diluted share. The following table provides a reconciliation of GAAP net income to FFO (in thousands, except per share data and percentages).

	Year Ended December 31, 2019 (1)
	Low End	High End
GAAP net income applicable to stockholders	$45,886	$50,926
Plus: Depreciation and amortization	100,838	102,653
Less: Gain on sale of real estate	(12,000)	(14,000)
Funds from operations (FFO) – basic	134,724	139,579
Net income attributable to non-controlling interests	4,581	4,746
Funds from operations (FFO) – diluted	$139,305	$144,325

Diluted Shares	125,500	125,500

Earnings per share (diluted)	$0.40	$0.44
FFO per share (diluted)	$1.11	$1.15

Key Assumptions
Acquisitions	$—	$50,000
Dispositions	$50,000	$50,000
Debt retired	$50,000	$—

Same-center cash NOI growth (vs 2018)	2%	3%
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(1) Included in ROIC’s 2019 FFO Guidance is $0.02 to $0.03 per diluted share of projected expenses attributable to: i) additional interest expense in connection with swap agreements entered into in December 2018 locking in the interest rate on the company’s $300 million unsecured term loan through its maturity in 2022; and ii) additional general and administrative expenses as a result of the FASB accounting rule change requiring certain costs associated with leasing activities to be expensed rather than capitalized starting in January 2019.

ROIC’s management will discuss the company’s guidance and underlying assumptions on its February 20, 2019 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.
CONFERENCE CALL
ROIC will conduct a conference call and audio webcast to discuss its results on Wednesday, February 20, 2019 at 9:00a.m. Eastern Time / 6:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 8872579. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 12:00 p.m. Eastern Time on February 20, 2019 and will be available until 12:00a.m. Eastern Time on February 27, 2019. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 8872579. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast.  As of December 31, 2018, ROIC owned 91 shopping centers encompassing approximately 10.5 million square feet.  ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast.  ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor's.  Additional information is available at: www.roireit.net.
When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	December 31,
	2018	2017
ASSETS
Real Estate Investments:
Land	$894,240	$878,797
Building and improvements	2,266,232	2,230,600
	3,160,472	3,109,397
Less: accumulated depreciation	329,207	260,115
Real Estate Investments, net	2,831,265	2,849,282
Cash and cash equivalents	6,076	11,553
Restricted cash	1,373	5,412
Tenant and other receivables, net	46,832	43,257
Deposits	—	500
Acquired lease intangible assets, net	72,109	82,778
Prepaid expenses	4,194	2,853
Deferred charges, net	33,857	37,167
Other	7,365	6,396
Total assets	$3,003,071	$3,039,198

LIABILITIES AND EQUITY
Liabilities:
Term loan	$299,076	$298,816
Credit facility	153,689	140,329
Senior Notes	941,449	940,086
Mortgage notes payable	88,511	107,915
Acquired lease intangible liabilities, net	166,146	178,984
Accounts payable and accrued expenses	15,488	18,638
Tenants’ security deposits	7,065	6,771
Other liabilities	23,219	18,018
Total liabilities	1,694,643	1,709,557

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 113,992,837 and 112,347,451 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	11	11
Additional paid-in capital	1,441,080	1,412,590
Dividends in excess of earnings	(256,438)	(210,490)
Accumulated other comprehensive income	3,561	1,856
Total Retail Opportunity Investments Corp. stockholders’ equity	1,188,214	1,203,967
Non-controlling interests	120,214	125,674
Total equity	1,308,428	1,329,641
Total liabilities and equity	$3,003,071	$3,039,198

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues
Base rents	$56,797	$55,686	$223,797	$210,564
Recoveries from tenants	16,717	15,718	65,804	58,818
Other income	1,644	1,350	6,197	3,878
Total revenues	75,158	72,754	295,798	273,260

Operating expenses
Property operating	11,206	10,521	43,851	39,151
Property taxes	8,361	7,862	32,349	29,663
Depreciation and amortization	24,955	24,926	100,838	96,256
General and administrative expenses	3,627	3,312	14,918	14,103
Acquisition transaction costs	—	—	—	4
Other expense	89	103	478	418
Total operating expenses	48,238	46,724	192,434	179,595

Gain on sale of real estate	—	—	5,890	—

Operating income	26,920	26,030	109,254	93,665
Non-operating expenses
Interest expense and other finance expenses	(15,352)	(13,917)	(62,113)	(50,977)
Net income	11,568	12,113	47,141	42,688
Net income attributable to non-controlling interests	(1,067)	(1,264)	(4,405)	(4,211)
Net Income Attributable to Retail Opportunity Investments Corp.	$10,501	$10,849	$42,736	$38,477

Earnings per share – basic and diluted	$0.09	$0.10	$0.38	$0.35

Dividends per common share	$0.1950	$0.1875	$0.7800	$0.7500

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income attributable to ROIC	$10,501	$10,849	$42,736	$38,477
Plus: Depreciation and amortization	24,955	24,926	100,838	96,256
Less: Gain on sale of real estate	—	—	(5,890)	—
Funds from operations – basic	35,456	35,775	137,684	134,733
Net income attributable to non-controlling interests	1,067	1,264	4,405	4,211
Funds from operations – diluted	$36,523	$37,039	$142,089	$138,944

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Number of shopping centers included in same-center analysis	84	84			78	78
Same-center occupancy	97.7%	97.5%		0.2%	97.6%	97.5%		0.1%

Revenues:
Base rents	$48,229	$46,666	$1,563	3.3%	$178,508	$173,340	$5,168	3.0%
Percentage rent	1,263	1,117	146	13.1%	1,402	1,428	(26)	(1.8)%
Recoveries from tenants	15,797	14,953	844	5.6%	57,579	54,963	2,616	4.8%
Other property income	543	1,277	(734)	(57.5)%	2,425	3,711	(1,286)	(34.7)%
Total Revenues	65,832	64,013	1,819	2.8%	239,914	233,442	6,472	2.8%
Operating Expenses
Property operating expenses	10,616	9,919	697	7.0%	38,832	36,003	2,829	7.9%
Bad debt expense	152	411	(259)	(63.0)%	863	1,597	(734)	(46.0)%
Property taxes	7,651	7,436	215	2.9%	27,691	27,530	161	0.6%
Total Operating Expenses	18,419	17,766	653	3.7%	67,386	65,130	2,256	3.5%
Same-Center Cash Net Operating Income	$47,413	$46,247	$1,166	2.5%	$172,528	$168,312	$4,216	2.5%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP operating income	$26,920	$26,030	$109,254	$93,665
Depreciation and amortization	24,955	24,926	100,838	96,256
General and administrative expenses	3,627	3,312	14,918	14,103
Acquisition transaction costs	—	—	—	4
Other expense	89	103	478	418
Gain on sale of real estate	—	—	(5,890)	—
Property revenues and other expenses (1)	(4,741)	(5,421)	(18,907)	(22,492)
Total Company cash NOI	50,850	48,950	200,691	181,954
Non same-center cash NOI	(3,437)	(2,703)	(28,163)	(13,642)
Same-center cash NOI	$47,413	$46,247	$172,528	$168,312

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(1)
Includes straight-line rents, amortization of above and below-market lease intangibles, anchor lease termination fees, net of contractual amounts, and expense and recovery adjustments related to prior periods.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.
The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-255-4913
arubino@roireit.net